Exhibit 99.1

Press Release

Donnelley Financial Solutions Prices $300 Million Senior Notes Offering

Chicago, Illinois, September 26, 2016 – Donnelley Financial Solutions, Inc. (“Donnelley Financial” or the “Company”) today announced the pricing of its 8.250% Senior Notes due 2024, which we refer to as the senior notes, in the aggregate principal amount of $300 million. Donnelley Financial also priced its $350 million senior secured term loan B facility under its new credit agreement, under which Donnelley Financial will borrow at 4.00% over LIBOR, subject to a LIBOR floor of 1.00%. The senior notes initially will be guaranteed, jointly and severally, on an unsecured basis, by each of the Company’s existing and future direct and indirect wholly-owned U.S. subsidiaries that guarantee the Company’s obligations under its senior secured credit facilities.

The senior notes are being issued and the new credit agreement is being entered into in connection with the distribution (the “Distribution”) of 80.75% of the common stock of Donnelley Financial to holders of the common stock of R.R. Donnelley & Sons Company (“RRD”), which prior to the Distribution is the direct parent of Donnelley Financial and which historically owned and operated the business to be owned and operated by Donnelley Financial. Donnelley Financial will not receive any proceeds from the offering of the senior notes, which are being issued to RRD (along with the net proceeds of the senior secured term loan B facility) as partial consideration for the contribution to Donnelley Financial of the financial communications and data services business of RRD. RRD will exchange the notes with certain selling noteholders for certain outstanding debt securities of RRD. RRD will have no obligations under the senior notes or the new credit agreement.

The financing transactions are expected to close on September 30, 2016 in connection with the contribution to Donnelley Financial of the financial communications and data services business of RRD. Completion of these transactions is subject to customary conditions.

The senior notes and the guarantees are being offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act and other applicable securities laws. The senior notes and the guarantees will not be registered under the Securities Act or the securities laws of any state or any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws and foreign securities laws. Any offer or sale of the senior notes in Canada will be made on a private placement basis in a manner that is exempt from the prospectus requirements of applicable Canadian securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sales of the senior notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Donnelley Financial

Donnelley Financial is a financial communications and data services company serving both the investment and capital markets worldwide. Our clientele is primarily focused in three areas: global capital markets (GCM), global investment markets (GIM), and language solutions. Our business is diversified across a range of products and services, including content management, multi-channel content distribution, data management and analytics services, collaborative workflow and business reporting tools, and translations and other language services in support of our clients’ communication requirements.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in Donnelley Financial’ s filings with the SEC. Donnelley Financial disclaims any obligation to update or revise any forward-looking statements.

Donnelley Financial Investor Contact:

Dave Gardella

Senior Vice President

Finance

312-326-8155

david.a.gardella@rrd.com